UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported March 30, 2006.


                     Law Enforcement Associates Corporation
             (Exact name of registrant as Specified in its charter)

           Nevada                      0-49907                    56-2267438
  ---------------------------    ----------------------      ------------------
 (State or other jurisdiction   (Commission file number)       (IRS Employer
     of incorporation)                                       Identification No.)


                     100 Hunter Place, Youngsville, NC 27956
               (Address of principal executive offices) (Zip Code)


                    ISSUER'S TELEPHONE NUMBER: (919) 554-4700

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Item 4.02

     On March 26, 2005, on Managements recommendation, the Company, in consultation with Baum & Company, the Company's independent auditors, and the Company's advisors, that it has concluded that the Company's financial statements for the interim periods for the six and nine months of 2004, the financial statements for the year end of 2004, and the interim periods for the first three, six and nine months of 2005 should no longer be relied upon and that they will require adjustments. The restatement adjustments were identified primarily through an extensive internal review of the Company's accounting procedures and policies. In connection with the Company's internal review of its revenue and cost recognition policies, the Company is conducting an analysis of its historical financial data for the foregoing periods. The Company is currently evaluating the application of certain accounting principles and accounting estimates that have resulted in errors in the Company's previously issued financial statements as addressed in Accounting Principles Board Opinion No. 20. Management's conclusion regarding reliance upon these previously issued financial statements was also discussed with and confirmed by the Audit Committee of the Board of Directors of the Company. The Company is presently unable to estimate the materiality of the errors involved; however, the nature of the errors involved include the recognition of revenue and costs during the foregoing periods and net income or losses generated during those periods as well as the balance sheet accounting for the assets purchased in the AID transaction. However, the Company has concluded that the adjustments will have a negative impact on its previously reported revenues, net earnings/losses and its balance sheet.

     The Company will file with the Securities and Exchange Commission amended Forms 10-K for 2004 and amended Forms 10-Q for the interim periods for the periods referenced above, to the extent that the nature or magnitude of the errors in such previously issued financial statements is material, which amendments will include restated financial statements and related auditor's report. The Company will also include all applicable changes in its Form 10-K for the year ended December 31, 2005, which will not be filed until the Company's analysis is completed. In addition, the Company will be filing an extension to file its 2005 10-KSB.

     Management has determined that these errors occurred prior to the Company hiring its current Chief Financial Officer who, along with Management, in their review process, discovered these errors and has now established internal controls for the proper recording of revenues and asset acquisitions. For example, the Company purchasing system has now been integrated with the accounts payable system and the function of accounts payable has been reassigned to new personnel and the recording of expenses in correct periods is now controlled.


FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired. Not applicable.

(b)  Pro Forma Financial Information. Not applicable.

(c)  Exhibits

Number       Description
------       ---------------------------------------
99.1              Press Release dated March 31, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     Law Enforcement Associates Corporation
                                  (Registrant)


                                   By: /s/ Paul Feldman
                                   --------------------
                                   Paul Feldman, President


Dated: March 30, 2006.

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